Exhibit 4.6


                    INTERCREDITOR AND SUBORDINATION AGREEMENT


            INTERCREDITOR AND SUBORDINATION AGREEMENT (this "Agreement") dated as of February 15, 2002, by and between Foothill Capital Corporation, a California corporation ("Foothill"), as lender, and Palisade Concentrated Equity Partnership, L.P., as collateral agent for the Investors (as defined herein) (in such capacity, together with its successors and assigns, hereinafter referred to as the "Collateral Agent").

                              W I T N E S S E T H:


            WHEREAS, Kroll Inc., an Ohio corporation ("Kroll"), each of its subsidiaries that is a signatory thereto (Kroll and its subsidiaries collectively, together with their successors and assigns, hereinafter referred to as "Borrowers"), and Foothill are parties to a Loan and Security Agreement, dated as of February 15, 2002 (as amended or otherwise modified from time to time, the "Revolver Loan Agreement"), pursuant to which Foothill has agreed to make loans and provide other financial accommodations to Borrowers;

            WHEREAS, Kroll and the Investors are parties to a Securities Purchase Agreement, dated November 14, 2001 (as amended or otherwise modified from time to time, the "Palisade Securities Purchase Agreement"), pursuant to which Kroll, among other things, issued and sold and the Investors acquired an aggregate of $30,000,000 principal amount of Kroll's 6% Senior Secured Subordinated Convertible Notes due 2006 (the "Palisade Notes");

            WHEREAS, in connection with the Palisade Securities Purchase Agreement, Kroll and the Collateral Agent entered into a Pledge Agreement, dated as of November 14, 2001 (as amended or otherwise modified from time to time, the "Palisade Pledge Agreement"), pursuant to which Kroll pledged and granted to the Collateral Agent (for the ratable benefit of the Investors) a security interest in the Pledged Collateral (as defined in the Palisade Pledge Agreement);

            WHEREAS, in connection with the Palisade Securities Purchase Agreement, Kroll and the Collateral Agent entered into a Security Agreement, dated as of November 14, 2001 (as amended or otherwise modified from time to time, the "Palisade Security Agreement"), pursuant to which Kroll pledged and granted to the Collateral Agent (for its benefit and for the ratable benefit of the Investors) a continuing security interest in and to the Collateral (as defined herein);

            WHEREAS, the obligations of Borrowers to Foothill are secured by the Security Documents (as defined herein); and

            WHEREAS, Foothill and the Collateral Agent desire to enter into this Agreement to, among other things, (a) confirm the relative priority of the security interests of Foothill, on the one hand, and the Investors and the Collateral Agent, on the other hand, in the assets and properties of Kroll and each other Obligor (as defined herein) and (b) provide for the orderly sharing among them, in accordance with such priorities, of proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof;

            NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each intending to be bound hereby, the parties hereto agree as follows:

     1. DEFINITIONS

     1.1. Capitalized terms used in this Agreement and not defined herein shall have the meaning assigned to them in the Revolver Loan Agreement (as such agreement is in effect on the date hereof).

     1.2. As used in this Agreement, the following terms shall have the meanings assigned to them below:

            "Advances" shall have the meaning set forth in the Revolver Loan Agreement; provided, however, that for the purposes of this Agreement, "Advances" shall also include the Letter of Credit Usage.

            "Borrowers" shall have the meaning set forth in the recitals hereof.

            "Collateral" means all assets and properties of any kind whatsoever, real or personal, tangible or intangible and wherever located, of Kroll or any other Obligor, whether now owned or hereafter acquired, upon which a Lien is now or hereafter granted by such Person in favor of either or both of (i) Foothill and (ii) the Collateral Agent for the benefit of the Investors, as security for all or any part of the Obligations.

            "Collateral Agent" shall have the meaning set forth in the preamble hereto.

            "Commence Legal Action" means assert, participate in or bring, or join any other creditor of Kroll or the other Borrowers (other than Foothill) in asserting, participating in or bringing any sort of action, suit or proceeding (including, without limitation, any Insolvency Proceeding) either at law or in equity for the enforcement, collection or realization on the whole, or any part of, the Palisade Debt or the Collateral.

            "Documents" means the Revolver Loan Documents and the Palisade Financing Documents, collectively.

            "Event of Default" means each "Default," "Event of Default" or similar term, as such term is defined in any Revolver Loan Document or any Palisade Financing Document, so long as any such Document is in effect.

            "Insolvency Proceeding" means, as to any Person, any of the following: (i) any case or proceeding with respect to such Person under the Bankruptcy Code or any other Federal or State bankruptcy, insolvency, reorganization or other law affecting creditors' rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of such Person, (ii) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Person or any of its assets, (iii) any proceeding for liquidation, dissolution or other winding up of the business of such Person or (iv) any assignment for the benefit of creditors or any marshalling of assets of such Person.

            "Investors" means Palisade Concentrated Equity Partnership, L.P. and Pegasus Partners II, L.P, together with their successors and assigns.

            "Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any capitalized lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

            "Lien Enforcement Action" means (i) any action by Foothill or the Collateral Agent (on behalf of itself or the Investors) to foreclose on their respective Liens, in all or a material portion of the Collateral, (ii) any action by Foothill or the Collateral Agent (on behalf of itself or the Investors) to take possession of, sell or otherwise realize upon all or any material portion of the Collateral and/or (iii) the commencement by Foothill or the Collateral Agent (on behalf of itself or the Investors) of any legal proceedings or actions against or with respect to all or any material portion of the Collateral to facilitate the actions described in (i) and (ii) above.

            "Obligations" means the "Obligations" (as defined in the Revolver Loan Documents as such documents are in effect on the date hereof), and the "Obligations" (as defined in the Palisade Financing Documents as such documents are in effect on the date hereof), collectively, provided that "Obligations" shall exclude (a) any obligations owing to any Affiliates of Foothill and (b) any Obligations owing to Affiliates of the Collateral Agent.

            "Obligor" means a Person liable on or in respect of the Revolver Debt or the Palisade Debt or that has granted a Lien on any property or assets as collateral for any of the Obligations, together with such Person's successors and assigns, including a receiver, trustee or debtor-in-possession on behalf of such Person.

            "Palisade Debt" means all obligations, liabilities and indebtedness of every kind, nature and description owing by Kroll or any Obligor to the Collateral Agent and/or the Investors evidenced by or arising under the Palisade Financing Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the commencement of any Insolvency Proceeding with respect to Kroll or any Obligor (and including, without limitation, the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding).

            "Palisade Financing Documents" means the Palisade Securities Purchase Agreement, Palisade Pledge Agreement, the Palisade Security Agreement, the Palisade Notes, the Palisade Subsidiary Security Agreement, the Palisade Subsidiary Guaranty Agreement and the Palisade Subsidiary Pledge Agreement and all other agreements, documents and instruments at any time executed and/or delivered by Kroll, any Obligor or any other Person with, to or in favor of the Collateral Agent or the Investors in connection therewith or related thereto, in each case, as amended or otherwise modified from time to time.

            "Palisade Notes" shall have the meaning set forth in the recitals hereof.

            "Palisade Pledge Agreement" shall have the meaning set forth in the recitals hereof.

            "Palisade Securities Purchase Agreement" shall have the meaning set forth in the recitals hereof.

            "Palisade Security Agreement" shall have the meaning set forth in the recitals hereof.

            "Palisade Subsidiary Guaranty Agreement" means that certain Subsidiary Guaranty Agreement, dated as of February 15, 2002 (as amended or otherwise modified from time to time), by and among the Borrowers (other than Kroll) and the Collateral Agent pursuant to which the Borrowers (other than Kroll) agreed to guarantee to the Collateral Agent, for its benefit and the ratable benefit of the Investors, the payment and performance of the Obligations of Kroll to the Collateral Agent and the Investors under the Palisade Financing Documents.
            "Palisade Subsidiary Pledge Agreement" means that certain Subsidiary Pledge Agreement, dated as of February 15, 2002 (as amended or otherwise modified from time to time), by and among the pledgors named therein and the Collateral Agent pursuant to which each pledgor agreed to pledge and grant to the Collateral Agent, for its benefit and for the ratable benefit of the Investors, a security interest in the Pledged Collateral (as defined therein) as security for the satisfaction of the Obligations of Kroll to the Collateral Agent and the Investors under the Palisade Financing Documents.

            "Palisade Subsidiary Security Agreement" means that certain Subsidiary Security Agreement, dated as of February 15, 2002 (as amended or otherwise modified from time to time), by and among the Borrowers (other than Kroll) and the Collateral Agent pursuant to which each Borrower (other than Kroll), jointly and severally, agreed to pledge and grant to the Collateral Agent for its benefit and for the ratable benefit of the Investors, a security interest in the Collateral (as defined therein) as security for the satisfaction of the Obligations of Kroll to the Collateral Agent and the Investors under the Palisade Financing Documents.

            "Party" means Foothill or the Collateral Agent.

            "Person" means an individual, corporation, partnership, limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization, joint venture, governmental authority or other regulatory body.

            "Priority Event" means (i) prior to the occurrence of an Insolvency Proceeding by or against Borrowers or an Obligor, the occurrence of an Event of Default, all amounts of Revolver Debt becoming immediately due and payable and the taking of any Lien Enforcement Action by Foothill or the Collateral Agent (as the case may be), provided that any Priority Event occurring prior to an Insolvency Proceeding by or against Borrowers or an Obligor shall cease to constitute a Priority Event as of the occurrence of such Insolvency Proceeding if Foothill continues making loans or providing letter of credit accommodations or other financial accommodations (whether pursuant to the Revolver Loan Documents or otherwise) or consents to the use of cash collateral after the occurrence of such Insolvency Proceeding or (ii) after the occurrence of an Insolvency Proceeding by or against Borrowers or an Obligor, the occurrence of any of the following: (A) the entry of an order of the Bankruptcy Court pursuant to Section 363 of the Bankruptcy Code authorizing the sale of all or substantially all of any Borrower's or Obligor's assets or (B) the taking of any Lien Enforcement Action described in clauses (i) and (ii) of the definition of such term by Foothill or the entry of an order of the Bankruptcy Court pursuant to Section 362 of the Bankruptcy Code vacating the automatic stay and authorizing Foothill to take any Lien Enforcement Action.

            "Revolver Borrowing Base" means the "Borrowing Base" as such term is defined in the Revolver Loan Agreement as such agreement is in effect on the date hereof.

            "Revolver Debt" means all existing and future obligations, liabilities and indebtedness of every kind, nature and description owing by Borrowers or any Obligor to Foothill evidenced by or arising under the Revolver Loan Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Revolver Loan Agreement or after the commencement of any Insolvency Proceeding with respect to any Borrower or Obligor (and including, without limitation, the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding); provided, however, that the principal amount of the Revolver Debt (excluding all accrued and unpaid interest, fees, expenses and other amounts that have been capitalized to principal) shall not exceed $17,000,000. "Revolver Debt" shall include obligations related to the Revolver Loan Documents including, without limitation, interest, fees, costs or expenses, in each case in respect of the Revolver Debt whether or not charged by Foothill to the loan account of Borrowers pursuant to the Revolver Loan Agreement.

            "Revolver Loan Agreement" shall have the meaning set forth in the recitals hereof.

            "Revolver Loan Documents" means the Revolver Loan Agreement, all Loan Documents (as such term is defined in the Revolver Loan Agreement) and all other agreements, documents and instruments at any time executed and/or delivered by any Borrower or any other Obligor or any other Person with, to or in favor of Foothill in connection therewith or related thereto, in each case, as amended or otherwise modified from time to time.

            "Revolver Nonmonetary Default" means the occurrence or existence of any event, circumstance, condition or state of facts that, by the terms of the Revolver Loan Agreement or any Revolver Loan Document (without regard to any notice or cure period) permits Foothill to declare all or any portion of the Revolver Debt due and payable prior to the date on which it would otherwise become due and payable, other than a Revolver Payment Default.

            "Revolver Payment Default" means any default in the payment of principal of (or premium, if any) or interest, fees, costs or expenses on the Revolver Debt when due.

            "Security Documents" means the Revolver Loan Agreement, the Stock Pledge Agreement, the Cash Management Agreements, the Trademark Security Agreement, the Copyright Security Agreement, the Patent Security Agreement, the Palisade Security Agreement, the Palisade Pledge Agreement, the Palisade Subsidiary Pledge Agreement, the Palisade Subsidiary Guaranty Agreement, the Palisade Subsidiary Security Agreement and all other agreements, documents and instruments at any time executed and/or delivered by Kroll, any Borrower, any Obligor or any other Person with, to or in favor of either Foothill, the Collateral Agent or the Investors in connection therewith or related thereto, in each case, as amended or otherwise modified from time to time.

            "Standstill Period" shall have the meaning set forth in Section 2.5(b) hereof.

            "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

     1.3. All terms defined in the Uniform Commercial Code (the "UCC") as in effect from time to time in the State of New York, unless otherwise defined herein shall have the meanings set forth therein. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

     2. SECURITY INTERESTS; PRIORITIES; REMEDIES

     2.1. Priority. As between Foothill, on the one hand, and the Collateral Agent and the Investors, on the other hand, so long as any Revolver Debt shall remain unpaid or Foothill shall have any obligation to make loans and issue letters of credit under the Revolver Loan Documents, the right, title and interest of Foothill in and to any Collateral shall have priority over, and shall be senior to, the right, title and interest of the Collateral Agent and the Investors in and to such Collateral (which shall be junior to, the right, title and interest of Foothill in and to such Collateral).

     2.2. No Alteration. The priorities provided for in Section 2.1 hereof shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of the Obligations or Documents, nor by any action or inaction which any of Foothill, the Collateral Agent or the Investors may take or fail to take in respect of the Collateral.

     2.3. Application of Proceeds of Collateral.

          (a) So long as no Priority Event shall have occurred and be continuing, Kroll shall be entitled to pay and shall pay the Obligations due and payable to Foothill and the Investors in accordance with the terms of the Documents between Borrowers and Foothill, on the one hand, and between Kroll and the Investors, on the other hand, even if such payments are made using the proceeds of Collateral and/or the proceeds of loans made by Foothill to Borrowers under the Revolver Loan Agreement.

          (b) After the occurrence and during the continuance of a Priority Event, all proceeds of the Collateral, whether pursuant to the Security Documents, the other Documents or otherwise, shall be forthwith paid over, in the funds and currency received, to and held by Foothill, and applied in whole or in part by Foothill against, all or any part of the Obligations as follows:

              (i) first, to the reasonable out-of-pocket costs and expenses of Foothill in connection with the retaking, holding, preparing for sale, selling or other disposition of the Collateral, including, without limitation, all court costs and the reasonable fees and expenses of its agents and legal counsel;

              (ii) second, to the extent proceeds remain after the application pursuant to the preceding paragraph (i), an amount equal to the outstanding Revolver Debt of Foothill shall be paid to Foothill, with such amounts to be distributed in accordance with the terms of the Revolver Loan Agreement;

              (iii) third, to the extent proceeds remain after the application pursuant to the preceding paragraphs (i) and (ii), an amount equal to the outstanding Palisade Debt shall be paid to the Investors, with such amounts to be distributed in accordance with the terms of the Palisade Financing Documents; and

              (iv) fourth, to the extent proceeds remain after the application pursuant to the preceding paragraphs (i), (ii) and (iii), and following the termination of this Agreement pursuant to Section 3.15 hereof, to Kroll or its successors and assigns or, to the extent directed by a court of competent jurisdiction, to whomever may be lawfully entitled to receive such surplus.

            Notwithstanding anything to the contrary contained in this Agreement, Kroll (and Borrowers with respect to the Revolver Debt) shall remain liable to Foothill and the Investors for any deficiency.

          (c) Each of Foothill, the Collateral Agent and the Investors, by their acceptance of the benefits hereof, agrees and acknowledges that if Foothill is to receive a distribution on account of undrawn amounts with respect to any letter of credit issued under the Revolver Loan Agreement, such amounts shall be kept by Foothill as cash security for the repayment of the Revolver Debt owing to Foothill. If any amount is held as cash security pursuant to the immediately preceding sentence, then upon the termination of the applicable letter of credit under the Revolver Loan Agreement and after the application of all such cash security to the repayment of all Revolver Debt owing to Foothill after giving effect to the termination of such letter of credit, if there remains any excess cash, such excess cash shall be distributed in accordance with Section 2.3(b) hereof.

     2.4. Management of Collateral.

          (a) Subject to Section 2.5, Foothill shall have the exclusive right as to (x) the management, performance and enforcement of the terms of the Security Documents with respect to the Collateral, and (y) the exercise and enforcement of all privileges and rights thereunder with respect to the Collateral according to its discretion and the exercise of its good faith business judgment, including, without limitation, the exclusive right to take or retake control or possession of such Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Collateral, provided that, if Foothill commences any Lien Enforcement Action in accordance with this Agreement, Foothill shall diligently pursue in good faith the exercise and enforcement of its rights or remedies against all or a material portion of the Collateral in a commercially reasonable manner designed to maximize the value to be obtained from the Collateral. In the event that the Collateral Agent enforces its Liens on the Collateral pursuant to Section 2.5, the Collateral Agent shall diligently pursue in good faith the exercise and enforcement of its rights or remedies against all or a material portion of the Collateral in a commercially reasonable manner designed to maximize the value to be obtained from the Collateral.

          (b) In any sale or other disposition of any of the Collateral by Foothill or the Collateral Agent, Foothill and the Collateral Agent (as applicable) shall conduct such sale or other disposition in a commercially reasonable manner.

     2.5. Enforcement of Security; Notice of Event of Default; Remedies.

          (a) Notwithstanding anything in this Agreement to the contrary, if Foothill has provided Kroll and the Collateral Agent with written notice of the occurrence of a Revolver Payment Default under the Revolver Loan Documents and Foothill does not, within a period of one hundred eighty (180) days of such notice, declare all of the Revolver Debt to be immediately due and payable and take any Lien Enforcement Action, the Collateral Agent may, take Lien Enforcement Action and/or Commence Legal Action (provided, however, that if prior to the conclusion of the one hundred eighty (180) day period, Kroll or any Borrower becomes subject to an Insolvency Proceeding, then Foothill shall have the greater of (such period, the "Insolvency Extension Period"): (i) the remaining portion of such one hundred eighty (180) day period or (ii) ninety
(90) days to take any Lien Enforcement Action, and the Collateral Agent shall not have the right to Commence Legal Action or take any Lien Enforcement Action prior to the expiration of the Insolvency Extension Period. If Foothill takes any Lien Enforcement Action prior to the expiration of the Insolvency Extension Period, then the Collateral Agent shall not take any Lien Enforcement Action or Commence Legal Action.).

          (b) In the event that any Revolver Nonmonetary Default shall have occurred and be continuing (including a Revolver Nonmonetary Default occurring as a result of an Event of Default under any Palisade Financing Document) and the amount of Advances outstanding is at least one $1.00, then, (i) upon the receipt by any Borrower and the Collateral Agent of written notice of such Revolver Nonmonetary Default from Foothill or (ii) upon the receipt by Kroll and Foothill of written notice of an Event of Default under any Palisade Financing Document, the Collateral Agent may not take any Lien Enforcement Action and/or Commence Legal Action during the period (the "Standstill Period") commencing on the date of receipt of such written notice and ending on the earlier of (x) if the principal amount of Revolver Debt outstanding is less than or equal to $5,000,000 (calculated on the 120th day following the receipt by the Collateral Agent or Foothill, as the case may be, of written notice of such Revolver Nonmonetary Default), the 121st day after the day of such receipt of such written notice, and (y) if the principal amount of Revolver Debt outstanding is more than $5,000,000 (calculated on the 120th day following the receipt by the Collateral Agent or Foothill, as the case may be, of written notice of such Revolver Nonmonetary Default), the 181st day after the day of such receipt of such written notice (provided, however, that if prior to the conclusion of such period (either 120 days, in the case of clause (x), or 180 days, in the case of clause
(y)), Kroll or any Borrower becomes subject to an Insolvency Proceeding, then Foothill shall have the greater of (the "Standstill Insolvency Extension Period"): (i) the remaining portion of such period (120 days or 180 days (as applicable)) or (ii) ninety (90) days to take any Lien Enforcement Action, and the Collateral Agent shall not have the right to Commence Legal Action or take any Lien Enforcement Action prior to the expiration of the Standstill Insolvency Extension Period. If Foothill takes any Lien Enforcement Action prior to the expiration of the Standstill Insolvency Extension Period, then the Collateral Agent shall not take any Lien Enforcement Action or Commence Legal Action.). In the event that a Revolver Nonmonetary Default shall have occurred and be continuing and the amount of Advances outstanding at the time of such Revolver Nonmonetary Default shall be zero, the Collateral Agent may take any Lien Enforcement Action and/or Commence Legal Action. Following the occurrence of a Revolver Nonmonetary Default and upon the request of the Collateral Agent, Foothill shall promptly deliver to the Collateral Agent a statement of the Borrowers' Loan Account setting forth the amount of Advances outstanding, if any, as of the date requested.

          (c) In the event that the Collateral Agent enforces its Liens on the Collateral pursuant to Section 2.5(a) or (b), then upon the payment in full of the Palisade Debt, the Collateral Agent shall deliver to Foothill all Collateral in its control or possession. Notwithstanding anything to the contrary contained herein, in the event that the Collateral Agent enforces its Liens on the Collateral pursuant to Section 2.5(a) or (b), no payment (whether in respect of principal, interest, fees or otherwise) in respect of the Palisade Debt shall be made until all amounts due and payable in respect of the Revolver Debt shall have been paid in full in cash, or provision shall have been made for payment in full in cash or otherwise in a manner satisfactory to Foothill (in its sole and absolute discretion).

          (d) Notwithstanding anything to the contrary in this Section 2.5(a) or
(b), Foothill shall not be entitled to give successive notices based on any particular continuing Event of Default under the Revolver Loan Documents, which Event of Default was the basis for a prior such notice; provided, however, that nothing contained herein shall prohibit Foothill from giving successive notices based upon an Event of Default under the Revolver Loan Documents other than the Event of Default which was the basis for any prior such notice or any other Event of Default of which Foothill had actual knowledge at the time it gave such prior notice of an Event of Default; provided, further, that no subsequent notice shall be effective prior to the expiration of a number of days equal to the Standstill Period last in effect.

          (e) Each of Foothill and the Collateral Agent shall give to each other concurrently with the giving thereof to Kroll, any other Borrower (in the case of the Revolver Loan Documents) or any other Obligor (i) a copy of any written notice by such Party of an Event of Default under any of its Documents, including, without limitation, written notice of demand of payment from Kroll, any other Borrower (in the case of the Revolver Loan Documents) or any other Obligor, and (ii) a copy of any written notice sent by such Party to Kroll, any other Borrower (in the case of the Revolver Loan Documents) or any other Obligor, stating such Party's intention to exercise any of its enforcement rights or remedies against Kroll, any such Borrower or Obligor, including, without limitation, written notice pertaining to any foreclosure by Foothill or the Collateral Agent, as applicable, on any of the Collateral or other judicial or non-judicial remedy in respect thereof to the extent permitted hereunder, and any legal process served or filed in connection therewith; provided that the failure of any Party to give such notice shall not affect the relative priorities of the Parties as provided herein or the validity or effectiveness of any such notice as against Kroll, any other Borrower or any other Obligor.

          (f) Section 2.5 shall not be construed to limit or impair in any way the right of Foothill, the Collateral Agent or the Investors to bid for or purchase Collateral at any foreclosure upon such Collateral initiated by Foothill or the Collateral Agent. Each right, power and remedy of Foothill, the Collateral Agent and the Investors provided for in this Agreement, any Document, or any other loan document relating to any of the foregoing, whether now existing or hereafter available at law or in equity or by statute or otherwise, shall be cumulative (except to the extent otherwise provided in any such Document) and shall be in addition to every other such right, power or remedy. Except to the extent otherwise provided in this Agreement, any Document or any other loan document relating to any of the foregoing, the exercise by or on behalf of any Party of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise of all other such rights, powers and remedies, and no course of dealing or failure or delay on the part of any Party in exercising any such right, power or remedy shall operate as a waiver thereof or otherwise prejudice its rights, powers or remedies. Each Party agrees that it will not take any action with respect to the Collateral except in accordance with this Agreement.

          (g) During the one hundred eighty (180) day period following the occurrence of a Revolver Payment Default (including during the Insolvency Extension Period, if applicable) as set forth in Section 2.5(a) and during the Standstill Period following the occurrence of a Revolver Nonmonetary Default (including a Revolver Nonmonetary Default occurring as a result of an Event of Default under any Palisade Financing Document) (including during the Standstill Insolvency Extension Period, if applicable) as set forth in Section 2.5(b), no payment (whether in respect of principal, interest, fees or otherwise) may be made on or in respect to the Palisade Debt. If Foothill, for any reason, shall not declare all of the Revolver Debt to be immediately due and payable or take any Lien Enforcement Action prior to the conclusion of the applicable period, then following the conclusion of the applicable period, regularly scheduled payments of interest may be made on or with respect to the Palisade Debt, but no payment of principal may be made on or with respect to the Palisade Debt until all amounts due and payable in respect of the Revolver Debt shall have been paid in full in cash, or provision shall have been made for payment in full in cash or otherwise in a manner satisfactory to Foothill (in its sole and absolute discretion). If any payment or distribution of assets of Kroll or any Borrower of any kind or character, whether in cash, property or securities, is received by the Collateral Agent or any Investor as payment in respect of the Palisade Debt at a time when that payment or distribution should not have been made in accordance with the terms of this Agreement, such payment or distribution shall be received and held for and shall be paid over to Foothill until all of the Revolver Debt has been indefeasibly paid in full in cash.

     2.6. No Marshalling. Each of the parties waives all rights which it may have to require that all or any part of the Collateral be marshalled upon any sale (public or private) thereof.

     3. MISCELLANEOUS

     3.1. Representations and Warranties.

          (a) Each of the Collateral Agent and the Investors represents and warrants, severally for itself and not jointly, to Foothill that:

               (i) the execution, delivery and performance of this Agreement by such Person is within its partnership powers, has been duly authorized and does not contravene any law, any provision of any of the Palisade Financing Documents or any agreement to which such Person is a party or by which it is bound;

               (ii) this Agreement constitutes the legal, valid and binding obligations of such Person, enforceable in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally; and

               (iii) it will not, directly or indirectly, assert any right which it may have to set-off against the Palisade Debt any amounts which are or may be owing by the Collateral Agent or the Investors to Kroll or any other Borrower, and that until such time as this Agreement is terminated as provided herein, and except as provided herein, the Collateral Agent or the Investors will not, directly or indirectly, except to the extent expressly permitted by the terms of this Agreement, demand or receive payment of; exchange, forgive or modify; request or obtain collateral or security or guarantees for; or Commence Legal Action (b) Foothill represents and warrants to the Collateral Agent and the Investors that:

               (i) the execution, delivery and performance of this Agreement by such Person is within its corporate powers, has been duly authorized and does not contravene any law, any provision of any of the Revolver Loan Documents or any agreement to which such Person is a party or by which it is bound; and

               (ii) this Agreement constitutes the legal, valid and binding obligations of such Person, enforceable in accordance with its terms and shall be binding on it, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

     3.2. Inducement. This Agreement is executed as an inducement to Foothill to make loans or advances to the Borrowers or otherwise to extend credit or financial accommodations to the Borrowers, and to enter into and continue a financing arrangement with the Borrowers and is executed in consideration of Foothill entering into and continuing such financial arrangement.

     3.3. Waivers and Amendments.

          (a) Any waiver, permit, consent or approval by any of the Collateral Agent, the Investors or Foothill of or under any provision, condition or covenant to this Agreement must be in writing and shall be effective only to the extent it is set forth in writing and as to the specific facts or circumstances covered thereby.

          (b) Any amendment of this Agreement must be in writing and signed by each of Foothill, the Collateral Agent and the Investors.

     3.4. Successors and Assigns.

          (a) This Agreement shall be binding upon, and shall inure to the benefit of, each of Foothill, the Collateral Agent and the Investors and their respective successors and assigns.

          (b) To the extent provided in their respective Documents, each of Foothill and the Investors reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, its Obligations and the Collateral securing same; provided, that, none of Foothill, the Collateral Agent or the Investors shall be obligated to give any notices to or otherwise in any manner deal directly with any participant, and no participant shall be entitled to any rights or benefits under this Agreement except through the Person with which it is a participant and any sale of a participation in such Obligations shall be expressly made subject to the provisions of this Agreement.

          (c) In connection with any participation or other transfer or assignment, Foothill, the Collateral Agent or the Investors (as the case may be)
(i) may disclose to such assignee, participant or other transferee or assignee all documents and information which such Person now or hereafter may have relating to Kroll, any other Borrower or any other Obligor or the Collateral and
(ii) shall disclose to such participant or other transferee or assignee the existence and terms and conditions of this Agreement.

          (d) In the case of an assignment or transfer, the assignee or transferee acquiring any interest in the Palisade Debt shall execute and deliver to each of Foothill, the Collateral Agent and the Investors a written acknowledgment of receipt of a copy of this Agreement and the written agreement by such Person to be bound by the terms of this Agreement. Any purported assignment of the Palisade Debt without compliance with the foregoing sentence shall be void and of no force or effect.

     3.5. Insolvency. This Agreement shall be applicable both before and after the filing of any petition by or against Kroll, any other Borrower or any other Obligor under the Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to Kroll, any other Borrower or any other Obligor shall be deemed to apply to a trustee for Kroll, such Borrower or such Obligors as debtor-in-possession. The relative rights of Foothill or the Investors to repayment of their respective Obligations and in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, Kroll, any other Borrower or any other Obligor as debtor-in-possession.

     3.6. Bankruptcy Financing. If Kroll, any other Borrower or any other Obligor shall become subject to a case under the U.S. Bankruptcy Code and if as debtor-in-possession moves for approval of financing to be provided in good faith by Foothill (the "DIP Lender") under Section 364 of the Bankruptcy Code or the use of cash collateral with the consent of the DIP Lender under Section 363 of the Bankruptcy Code, each of the Collateral Agent and the Investors agrees that no objection will be raised by it to any such financing on the grounds of a failure to provide "adequate protection" for its Liens so long as (i) the interest rate, fees, advance rates, lending sublimits and limits and other terms are commercially reasonable under the circumstances, (ii) each of Foothill and the Collateral Agent for the benefit of the Investors retains a Lien on the Collateral (including proceeds thereof arising after the commencement of such proceeding) with the same priority as existed prior to the commencement of the case under the Bankruptcy Code, (iii) each of Foothill and the Collateral Agent for the benefit of the Investors receives a replacement Lien on post-petition assets to the same extent granted to the DIP Lender, with the same priority as existed prior to the commencement of the case under the U.S. Bankruptcy Code, and (iv) such financing or use of cash collateral is subject to the terms of this Agreement. Nothing contained herein shall be deemed to limit the rights of the Collateral Agent to object to post-petition financing or use of cash collateral on any grounds other than the failure to provide "adequate protection" for its Liens. For purposes of this Section, notice of a proposed financing or use of cash collateral shall be deemed given when provided in the manner prescribed by Section 3.10 hereof.

     3.7. Bailee for Perfection. Each of the Parties hereto appoints each other Party hereto as agent for the purposes of perfecting any Liens in and on any of the Collateral in such other Party's possession; provided, that no Party shall have any duty or liability to protect or preserve any rights pertaining to any of the Collateral and, except for gross negligence or willful misconduct, each Party hereto hereby waives, and releases the other parties from, all claims and liabilities arising pursuant to such other Parties' role as bailee with respect to the Collateral.

     3.8. Consultation. Each of Foothill and the Collateral Agent agrees to use commercially reasonable efforts to, in the absence of exigent circumstances, consult in good faith with the other Party with respect to the enforcement of rights and remedies.

     3.9. Action Against. If the Collateral Agent or the Investors, in violation of this Agreement, shall Commence Legal Action against Kroll or any other Borrower, Kroll or any Borrower (as applicable) may interpose as a defense or dilatory plea the making of this Agreement, and Foothill is hereby irrevocably authorized to intervene and to interpose such defense or plea in its name or in the name of Kroll or any other Borrower. If either the Collateral Agent or the Investors shall attempt to enforce, collect or realize upon any Palisade Debt or, any collateral, security or guarantees securing the Palisade Debt in violation of this Agreement, Kroll or any Borrower (as applicable) may, by virtue of this Agreement, restrain any such enforcement, collection or realization, or upon failure to do so, Foothill may restrain such enforcement, collection or realization, either in its own name or in the name of Kroll or any other Borrower, as the case may be.

     3.10. Notices. All notices and other communications provided for hereunder shall be in writing and shall be mailed, sent by overnight courier, telecopied, or delivered, as follows:

            if to Foothill, to it at the following address:

            FOOTHILL CAPITAL CORPORATION
            One Boston Place
            Boston, Massachusetts 02109
            Attn: Business Finance Division Manager

            Telephone:  617-624-4400
            Telecopier: 617-722-9485

      with a copy to:

            MORRISON & FOERSTER LLP
            1290 Avenue of the Americas, 41st Floor
            New York, New York  10104-0050
            Attn: Mark B. Joachim, Esq.

            Telephone:  212-506-7271
            Telecopier: 212-468-7900

      if to the Collateral Agent, to it at the following address:

            Palisade Concentrated Equity Partnership, L.P.
            One Bridge Plaza
            Fort Lee, New Jersey  07024
            Attention: Mark Hoffman

            Telephone:  201-585-7733
            Telecopier: 201-585-7552

      with a copy to:

            Lowenstein Sandler PC
            65 Livingston Avenue
            Roseland, New Jersey  07068
            Attention: George J. Mazin, Esq.

            Telephone:  973-597-2500
            Telecopier: 973-597-2400

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 3.10. All such notices and other communications shall be effective (i) if sent by registered mail, return receipt requested, when received or three business days after mailing, whichever first occurs, (ii) if telecopied, when transmitted and a confirmation is received, provided the same is on a business day and, if not, on the next business day, or (iii) if delivered by messenger or overnight courier, upon delivery, provided the same is on a business day and, if not, on the next business day.

     3.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument.

     3.12. Governing Law. THIS AGREEMENT AND THE SECURITY DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED THEREBY, OR REMEDIES THEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     3.13. Consent to Jurisdiction; Waiver of Jury Trial. EACH PARTY HERETO HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, STATE OF NEW YORK FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

     3.14. Complete Agreement. THIS AGREEMENT EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDES ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     3.15. Terms. This Agreement is a continuing agreement and shall remain in full force and effect until the earlier of (a)(i) the repayment in full of the Obligations owing under the Revolver Loan Agreement, (ii) the termination of the Revolving Credit Commitments (as defined in the Revolver Loan Agreement) and
(iii) the termination of all letters of credit, or (b) the repayment in full of the Palisade Debt. Upon the termination of this Agreement, Foothill shall deliver to the Collateral Agent all Collateral in its control or possession.

     3.16. No Joint Venture. Nothing contained in this Agreement, and no action taken by Foothill, the Collateral Agent or the Investors pursuant hereto or in connection herewith or pursuant to or in connection with the Security Documents shall be deemed to constitute Foothill, the Collateral Agent or the Investors, a partnership, association, joint venture, or other entity.

     3.17. No Third Parties Benefited. Except for the Investors who are intended and third party beneficiaries of this Agreement, no Person not a party hereto (including, without limitation, Kroll, Borrowers or any other Obligor) shall be an intended or third party beneficiary hereof.

     3.18. Loan Agreements; Security Documents. Foothill acknowledges that it has reviewed the Palisade Financing Documents prior to its execution of this Agreement. The Collateral Agent and the Investors acknowledge that they have reviewed the Revolver Loan Agreement prior to its execution of this Agreement. The Collateral Agent and the Investors agree that no Palisade Financing Document or provision therein may be amended, modified, supplemented or waived without obtaining the prior written consent of Foothill so as to provide for: (i) any increase in the rate of interest chargeable thereunder other than as provided in the Palisade Notes; (ii) any increase in the principal amount due under the Palisade Notes or any installment thereunder; (iii) any reduction of the maturity date of any payment of principal or interest; (iv) any amendment or other modification of the timing of payment; (v) the granting or obtaining of any additional collateral security or obtaining any additional liens on any collateral; (vi) any additional financial covenants or events of default or making more restrictive any existing covenants or events of default applicable to Kroll; or (vii) any other amendment, modification, supplement or waiver which would (A) have a material adverse effect on the operations of the Borrowers, as a whole, or (B) materially impair the enforceability or priority of Foothill's liens with respect to the Collateral.

     3.19. Headings. Section headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any purpose or affect the construction of this Agreement.

     3.20. Inconsistencies. If there are any inconsistencies or conflicts between the terms and provisions of the Palisade Notes and the terms and provisions of this Agreement, then the terms and provisions of this Agreement shall control.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                    FOOTHILL CAPITAL CORPORATION


                                    By:
                                        ----------------------------
                                        Name:
                                        Title:



                                    PALISADE CONCENTRATED EQUITY
                                    PARTNERSHIP, L.P., as collateral agent

                                    By: Palisade Concentrated Holdings, L.L.C.,
                                        as General Partner


                                    By:
                                        ----------------------------
                                        Name:
                                        Title:


      The undersigned hereby acknowledges and agrees to the foregoing terms and provisions.

PALISADE CONCENTRATED EQUITY
 PARTNERSHIP, L.P.

By: Palisade Concentrated Holdings, L.L.C.,
as General Partner


By:
    -------------------------------
Name:
Title:


PEGASUS PARTNERS II, L.P.

By: Pegasus Investors II GP, LLC
as General Partner

By:
    -------------------------------
Name:
Title:

KROLL INC.

By:
     -------------------------------
Name:
Title:


KROLL BACKGROUND AMERICA, INC.

By:
     -------------------------------
Name:
Title:


KROLL INFORMATION SERVICES, INC.

By:
     -------------------------------
Name:
Title:


KROLL ASSOCIATES, INC.

By:
     -------------------------------
Name:
Title:


KROLL LABORATORY SPECIALISTS, INC.

By:
     -------------------------------
Name:
Title:


KROLL LINDQUIST AVEY, INC.

By:
     -------------------------------
Name:
Title:

KROLL CRISIS MANAGEMENT GROUP, INC.

By:
     -------------------------------
Name:
Title:


KROLL SCHIFF & ASSOCIATES, INC.

By:
     -------------------------------
Name:
Title:


FINANCIAL RESEARCH, INC.

By:
     -------------------------------
Name:
Title:


CORPLEX, INC.

By:
     -------------------------------
Name:
Title:


INPHOTO SURVEILLANCE, INC.

By:
     -------------------------------
Name:
Title:

                                Table of Contents


                                                                            Page
                                                                            ----

1.    DEFINITIONS............................................................2

      1.1.    Capitalized terms used in this Agreement and not defined
              herein shall have the meaning assigned to them in the
              Revolver Loan Agreement (as such agreement is in effect
              on the date hereof)............................................2
      1.2.    As used in this Agreement, the following terms shall have
              the meanings assigned to them below:...........................2
      1.3.    All terms defined in the Uniform Commercial Code (the
              "UCC") as in effect from time to time in the State of New
              York, unless otherwise defined herein shall have the
              meanings set forth therein.  All references to any term
              in the plural shall include the singular and all
              references to any term in the singular shall include the
              plural.........................................................6

2.    SECURITY INTERESTS; PRIORITIES; REMEDIES...............................6

      2.1.    Priority.......................................................6
      2.2.    No Alteration..................................................6
      2.3.    Application of Proceeds of Collateral..........................6
      2.4.    Management of Collateral.......................................8
      2.5.    Enforcement of Security; Notice of Event of Default;
              Remedies.......................................................8
      2.6.    No Marshalling................................................10

3.    MISCELLANEOUS.........................................................10

      3.1.    Representations and Warranties................................10
      3.2.    Inducement.  This Agreement is executed as an inducement
              to Foothill to make loans or advances to the Borrowers or otherwise to extend credit or financial accommodations to the Borrowers, and to enter into and continue a financing arrangement with the Borrowers and is executed in consideration of Foothill entering into and continuing
              such financial arrangement....................................11
      3.3.    Waivers and Amendments........................................11
      3.4.    Successors and Assigns........................................11
      3.5.    Insolvency....................................................12
      3.6.    Bankruptcy Financing..........................................12
      3.7.    Bailee for Perfection.........................................13
      3.8.    Defaults; Cross Defaults............Error! Bookmark not defined.
      3.9.    Action Against................................................13
      3.10.   Notices.......................................................13
      3.11.   Counterparts..................................................14
      3.12.   Governing Law.................................................14
      3.13.   Consent to Jurisdiction; Waiver of Jury Trial.................14
      3.14.   Complete Agreement............................................15
      3.15.   Terms.........................................................15
      3.16.   No Joint Venture..............................................15

                                Table of Contents
                                   (continued)

                                                                            Page
                                                                            ----

      3.17.   No Third Parties Benefited....................................15
      3.18.   Loan Agreements; Security Documents...........................15
      3.19.   Headings......................................................16
      3.20.   Inconsistencies...............................................16

                    INTERCREDITOR AND SUBORDINATION AGREEMENT





                                     between


                          FOOTHILL CAPITAL CORPORATION,


                                    as Lender


                                       and


                 PALISADE CONCENTRATED EQUITY PARTNERSHIP, L.P.


                               as Collateral Agent


                          Dated as of February 15, 2002